UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Information Statement

☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

MMRGLOBAL, INC.
 (Name of Registrant as Specified In Charter)

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(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF MMRGLOBAL, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

MMRGLOBAL, INC.
4401 WILSHIRE BLVD., SUITE 200
LOS ANGELES, CA 90010
(310) 476-7002

INFORMATION STATEMENT
 (Preliminary)

November 27, 2015

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of MMRGlobal, Inc.:

On October 8, 2015, the Board of Directors (the "Board") of MMRGlobal, Inc., a Delaware corporation (the "Company") approved an amendment to our Articles of Incorporation, as amended, to effect a 1-for-5 reverse stock split of the Company's issued and outstanding shares of Common Stock (the "Reverse Stock Split"). On November 4, 2015, Stockholders holding a majority of the Company's voting power approved the Reverse Stock Split by written consent in lieu of a meeting, in accordance with Delaware law.

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company to notify the Stockholders of the Reverse Stock Split. Stockholders of record at the close of business on November 4, 2015 are entitled to notice of this Stockholder action by written consent. Because this action has been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Reverse Stock Split will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this Notice. We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about December 18, 2016. We anticipate that the Reverse Stock Split will become effective on or about January 8, 2016, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Delaware.

Attached hereto for your review is an Information Statement relating to the above-described action. Please read this Information Statement carefully. It describes the essential terms of the action to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the "SEC"). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC's website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

By Order of the Board of Directors,

/s/ Robert Lorsch
Chief Executive Officer

Los Angeles, California
November 27, 2015

MMRGLOBAL, INC.
 4401 WILSHIRE BLVD., SUITE 200
LOS ANGELES, CA 90010
(310) 476-7002

November 27, 2015

INFORMATION STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 14C promulgated thereunder, the notice and this information statement (this "Information Statement") will be sent or given on or about December 18, 2015, to the Stockholders of record, as of November 4, 2015 (the "Record Date"), of MMRGlobal, Inc., a Delaware corporation (hereinafter referred to as "we," "us," "our," "MMRGlobal" or the "Company"). This Information Statement is being circulated to advise Stockholders of actions already approved and taken without a meeting by written consent of the Stockholders who hold a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The action to be effective at least 20 days after the mailing of this Information Statement is as follows:

1.

Approve an amendment to our Articles of Incorporation, as amended (the "Amendment"), to effect a 1-for-5 reverse stock split of the Company's issued and outstanding shares of Common Stock (the "Reverse Stock Split").

On October 8, 2015, our Board of Directors unanimously approved the Reverse Stock Split. Subsequent to our Board of Directors' approval of the Reverse Stock Split, the holders of a majority of the voting power of our voting stock approved, by written consent, the Reverse Stock Split on November 4, 2015. The consenting Stockholders and their respective approximate ownership percentage of the voting stock of the Company, total in the aggregate more than 50% of the outstanding voting stock. We expect that the Reverse Stock Split will be effective on or about January 8, 2016, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Delaware.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendment will not be effected until at least 20 calendar days after the mailing of this Information Statement to MMRGlobal Stockholders. The Amendment will be effective after the expiration of such 20-day period, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Delaware.

DISSENTERS' RIGHTS

There are no rights of appraisal or similar rights of dissenters with respect to any matter described in this Information Statement.

RECORD DATE AND VOTING SECURITIES

Only Stockholders of record at the close of business on November 4, 2015, the Record Date, are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 1,250,000,000 shares of common stock with a par value of $0.001 per share and 5,000,000 shares of preferred stock with a par value of $0.001 per share. As of the Record Date, there were 1,059,255,881 shares of common stock issued and outstanding, held by 3,400 holders of record, and no shares of preferred stock issued and outstanding. Holders of our common stock are entitled to one vote per share.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by MMRGlobal.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTER DESCRIBED HEREIN.

BOARD OF DIRECTORS'
AND STOCKHOLDER APPROVAL

As our directors and holders of approximately 20% of our voting power signed a written consent in favor of the Amendment to the Articles of Incorporation and the Reverse Stock Split Actions, we are authorized to file Articles of Amendment to the Articles of Incorporation with the Delaware Secretary of State. The Reverse Stock Split Actions will be effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Delaware, which is expected to occur as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to Stockholders.

The information contained in this Information Statement constitutes the only notice we will be providing Stockholders.

DESCRIPTION OF SECURITIES

Description of Common Stock

Number of Authorized and Outstanding Shares

The Company's Articles of Incorporation authorizes the issuance of 1,250,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of November 27, 2015, there were 1,059,255,881 shares of our Common Stock and no shares of preferred stock issued and outstanding, respectively. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Voting Rights

Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of Common Stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Other

Holders of Common Stock have no cumulative voting rights. Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock. There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

Transfer Agent

Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state security laws. Our independent stock transfer agent is Computershare, Inc. Their address is P.O. Box 43078, Providence, RI 02940. Their website is located at www.computershare.com.

VOTE REQUIRED FOR APPROVAL

In accordance with the Delaware General Corporation Law, the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the majority shareholders.

The Board of Directors of the Company has adopted, ratified and approved the Reverse Stock Split.

The securities that are entitled to vote approval of the Reverse Stock Split consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on November 4, 2015, the record date for determining shareholders who are entitled to notice of and to vote. Pursuant to Delaware law, at least a majority of the voting equity of the Company, or at least 529,627,941 votes, are required to approve the Reverse Stock Split by written consent. Stockholders holding in the aggregate approximately 50.2% of the voting equity of the Company have voted in favor of the Reverse Stock Split thereby satisfying the requirement under Delaware law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

ACTIONS TO BE TAKEN

The Reverse Stock Split and the Name Change will become effective on the date that we file the Amendment with the Secretary of State of the State of Delaware. We intend to file the Amendment with the Secretary of State of the State of Delaware promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

Notwithstanding the foregoing, we must first notify FINRA of the intended Reverse Stock Split by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act. We currently expect to file the Amendment on or about January 8, 2016.

1-FOR-5 REVERSE STOCK SPLIT

GENERAL

Our Board approved by unanimous written consent a 1-for-5 reverse stock split (the "Reverse Stock Split"). Pursuant to the Reverse Stock Split, each five (5) shares of our Common Stock will be automatically converted, without any further action by the Stockholders, into one share of Common Stock.  No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share. The Company anticipates that the effective date of the Reverse Stock Split will be January 8, 2016.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PURPOSE AND EFFECT OF THE REVERSE STOCK SPLIT

Our Board believes that, among other reasons, the number of outstanding shares of Common Stock have contributed to a lack of investor interest in the Company and has made it difficult for the Company to attract new investors and potential business candidates. Our Board proposed the Reverse Stock Split as one method to attract business opportunities for the Company. Our Board believes that the Reverse Stock Split could increase the stock price of our Common Stock and that the higher stock price could help generate interest in the Company by investors and provide business opportunities.

However, the effect of the Reverse Stock Split, if any, upon the stock price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies like us is varied. Further, we cannot assure you that the stock price of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding as a result of the Reverse Stock Split because, among other things, the stock price of our Common Stock may be based on our performance and other factors as well.

The principal effect of the Reverse Stock Split will be the reduction in the number of shares of Common Stock issued and outstanding from 1,059,255,881 shares as of November 27, 2015, to approximately 211,845,177 shares. The Reverse Stock Split will affect all of our Stockholders uniformly and will not affect any Stockholder's percentage ownership interest in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our Stockholders holding a fractional share of our Common Stock. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Reverse Stock Split, nor does it increase or decrease the market capitalization of the Company. The Reverse Stock Split is not intended as, and will not have the effect of, a "going private transaction" under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

By reducing the number of issued and outstanding shares of Common Stock, more shares of Common Stock are available for issuance as a result of the Reverse Stock Split. The Board believes that the availability of more shares of Common Stock for issuance will allow the Company greater flexibility in pursuing financing from investors and issuing shares of Common Stock in exchange for such financing, meeting business needs as they arise, taking advantage of favorable opportunities, and responding to a changing corporate environment.

The following chart depicts the capitalization structure of the Company both pre-Reverse Stock Split and post-Reverse Stock Split (the post-split shares of Common Stock may differ slightly based on the number of fractional shares):

Pre-Reverse Stock Split
Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
1,250,000,000	1,059,255,881	190,744,119

Post-Reverse Stock Split
Authorized Shares	Issued Shares	Authorized but Unissued
1,250,000,000	211,845,177	1,038,154,823

CERTAIN RISKS ASSOCIATED WITH REVERSE STOCK SPLIT

You should recognize that you will own a lesser number of shares of Common Stock than you presently own. While we hope that the Reverse Stock Split will result in an increase in the potential stock price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the potential stock price of our Common Stock by a multiple equal to the inverse of the Reverse Stock Split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the stock price of our Common Stock could be adversely affected by the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of Stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, we cannot assure you that the Reverse Stock Split will achieve the desired results that have been outlined above.

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the Reverse Stock Split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company's voting securities and the removal of incumbent management. Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares of Common Stock.

The Reverse Stock Split is not the result of management's knowledge of an effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by management to adopt a series of amendments to the Company's charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reason for the Reverse Stock Split is to increase the amount of shares of Common Stock that the Company is able to issue in order to attract potential investors and conduct equity financings.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

We anticipate that the Reverse Stock Split will become effective on January 8, 2016, or as soon thereafter as is reasonably practicable (the "Effective Date"). Beginning on the Effective Date, each stock certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares of Common Stock.

Our transfer agent, Computershare, Inc., will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares of Common Stock are asked to surrender to the Exchange Agent stock certificates representing pre-Reverse Stock Split shares of Common Stock in exchange for stock certificates representing post-Reverse Stock Split shares of Common Stock. No new stock certificates will be issued to a Stockholder until such Stockholder has surrendered the outstanding stock certificate(s) held by such Stockholder, together with a properly completed and executed letter of transmittal.

Further, prior to filing the amendment to the Certificate of Incorporation reflecting the Reverse Stock Split, we must first notify the Financial Industry Regulatory Authority ("FINRA") by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to our anticipated record date of January 8, 2016, for the Reverse Stock Split. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share.

NO APPRAISAL RIGHTS

Under Delaware law, our Stockholders are not entitled to appraisal rights in connection with the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of November 27, 2015 of (i) each person known to us to beneficially own more than 10% of Common Stock, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group. As of November 27, 2015, there were a total of 1,059,255,881 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote. Each Exchangeable Share is convertible into one share of Common Stock at the holder's option. The column entitled "Percentage of Outstanding Common Stock" shows the percentage of voting common stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of November 20, 2015, through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity.

	Number of Shares of Common
Name and Address of Beneficial Owner (1)	Stock Beneficially Owned (2)	Percentage
Directors and Named Executive Officers
Robert H Lorsch (3)	152,135,309	16.4%
Bernard Stolar	27,077,894	3.1%
Titus Day (4)	20,429,971	2.4%
Jack Zwissig (5)	18,220,375	2.1%
Mike Finley	16,200,000	1.9%
Ivor Royston	13,010,558	1.5%
Ingrid Safranek	10,375,000	1.2%
Doug Helm (6)	8,875,624	1.0%

All Executive Officers and Directors as a group	266,324,731	29.6%
(7 People)

5% Stockholders
RHL Group (3)	88,636,555	9.7%
Robert H Lorsch (3)	63,498,754	7.2%
David Loftus	58,247,324	6.3%
Sherry Hackett	36,350,068	4.0%

(1)	The business address of each director and executive officer listed is c/o MMRGlobal, Inc., 4401 Wilshire Blvd., Suite 200, Los Angeles, CA 90010.
(2)

This table is based upon information supplied by officers, directors, principal stockholders, and Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 863,248,276 shares of common stock outstanding as of May 22, 2015. Shares of common stock subject to options, warrants and convertible notes exercisable or convertible within 60 days after May 22, 2015, are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or notes, but are not deemed outstanding for computing the ownership percentage of any other person. Except as otherwise noted, we believe that each of the stockholders named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

(3)

Consists of (i) 49,318,754 shares of common stock held directly by Mr. Lorsch and 37,454,892 shares of common stock held directly by The RHL Group, which is wholly owned and controlled by Mr. Lorsch, and Mr. Lorsch also has voting and/or investment power over such shares, (ii) fully vested warrants and/or options held by The RHL Group to purchase 51,181,663 shares of common stock, and (iii) fully vested option and/or warrants held by Mr. Lorsch to purchase 14,180,000 shares of common stock.

(4)	Mr. Day joined the Board on May 11, 2015.
(5)	Mr. Zwissig resigned on May 11, 2015.
(6)	Mr. Helm resigned on March 17, 2015.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by MMRGlobal can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F. Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR system. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to MMRGlobal Inc., 4401 Wilshire Blvd., Suite 200, Los Angeles, CA 90010, Attn: Robert Lorsch, Chief Executive Officer, or by telephoning the Company at (310) 476-7002.

Our principal executive office is located at 4401 Wilshire Blvd., Suite 200, Los Angeles, CA 90010. Our corporate website is www.mmrglobal.com and our phone number is (310) 476-7002.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to Stockholders who share a single address unless we received contrary instructions from any Stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a Stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 4401 Wilshire Blvd., Suite 200, Los Angeles, CA 90010, Attn: Robert Lorsch, Chief Executive Officer, or by telephoning the Company at (310) 476-7002.

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each Stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current Stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to Stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company's principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

Dated: November 27, 2015